Calculation of Filing Fee Tables
S-3
AMEREN CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ameren Corporation's Common Stock, $.01 par value per share	457(r)	6,382,978	$ 94.00	$ 599,999,932.00	0.0001531	$ 91,859.99
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 599,999,932.00		$ 91,859.99
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 91,859.99
Offering Note
[1]	(1a) These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" exhibit in Ameren Corporation's Registration Statement on Form S-3 (File No. 333-274977), which was filed on October 13, 2023. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. (1b) Includes 832,562 shares of Common Stock, par value $.01 per share, of Ameren Corporation issuable upon exercise of the underwriters' option.